UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 26, 2007

HAWAIIAN HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31443	71-0879698
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3375 Koapaka Street, Suite G-350, Honolulu, HI 96819

(Address of Principal Executive Offices) (Zip Code)

(808) 835-3700

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 26, 2007, Hawaiian Holdings, Inc. and its wholly owned subsidiary Hawaiian Airlines, Inc. (collectively, the “Company”) entered into Amendment No. 1 to the Amended and Restated Employment Agreement with Mark B. Dunkerley (the “Amendment”; the Amended and Restated Employment Agreement as amended by the Amendment is referred to herein as the “Amended Employment Agreement”).  The Amendment changes the term of the employment agreement to a period commencing on November 8, 2007 and ending on November 8, 2010 (the “Term”).  The employment agreement would have otherwise expired on August 18, 2008.  Pursuant to the terms of the Amendment, Mr. Dunkerley’s annual base salary is increased from $550,000 to $580,000 solely to provide Mr. Dunkerley with an allowance for certain insurance benefits that he will be procuring on his own.

Pursuant to the agreement, Mr. Dunkerley was granted stock options (the “Options”) to purchase 225,000 shares of the Company’s common stock at an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant.  One third of the options vest on November 8, 2008, one third on November 8, 2009 and one third on November 8, 2010 .  The term of all of the options is through November 8, 2012.  The Options, together with stock options previously granted to Mr. Dunkerley, are subject to certain anti-dilution protections as described in the Amendment.  On November 8, 2007, Mr. Dunkerley was also granted 550,000 deferred stock units (the “DSUs”).  The DSUs vest as follows: (i) 183,333 DSUs vest on January 1, 2009, (ii) 183,333 DSUs vest on November 8, 2009 and (iii) 183,334 DSUs vest on November 8, 2010.  To the extent such DSUs have vested, the shares of the Company’s common stock underlying such DSUs are distributable as follows: (i) 366,666 shares of the Company’s common stock are distributable on January 1, 2010 and (ii) 183,334 shares of the Company’s common stock are distributable on January 1, 2011; provided that, if the Company is in a “black-out” period on any such distribution date, the shares of the Company’s common stock underlying such DSUs will be distributed on the first date on which Mr. Dunkerley is able to freely sell the Company’s securities, but in any event no later than the last day of the calendar year in which such distribution was originally scheduled to be made.  In addition, on November 9, 2007, Mr. Dunkerley was granted 225,000 shares of restricted stock (the “Restricted Stock” and, together with the Options and the DSUs, the “Equity Awards”).  The Restricted Stock vests as follows: (i) with respect to one-third (1/3) of the Restricted Stock (the “First Tranche”), November 8, 2008; provided that the volume weighted average closing price of the Company’s common stock equals or exceeds $6.50 per share over any 20 day period (such 20 day volume weighted average closing price being referred to herein as the “Price Target”), commencing on November 8, 2007 and ending on November 8, 2008, (ii) with respect to an additional one-third (1/3) of the Restricted Stock (the “Second Tranche”) and any shares in the First Tranche that remain unvested, November 8, 2009; provided that the Price Target equals or exceeds $6.50 per share over any 20 day period commencing on November 8, 2008 and ending on November 8, 2009 and (iii) with respect to the final one-third (1/3) of the Restricted Stock and any shares in the First Tranche and/or the Second Tranche that remain unvested, November 8, 2010; provided that the Price Target equals or exceeds $6.50 per share over any 20 day period commencing on November 8, 2009 and ending on November 8, 2010.  The Equity Awards are subject to accelerated vesting in the event that (i) Mr. Dunkerley’s employment is terminated by the Company without cause, (ii) Mr. Dunkerley’s employment is terminated by Mr. Dunkerley for good reason or (ii) a “change of control” occurs; provided that, in the case of the Restricted Stock Units, accelerated vesting will only occur (a) in the event of Mr. Dunkerley’s termination without cause or termination for good reason, if any Price Target has been met as of the date of such termination and (b) in the case of a “change of control,” if the consideration received by the Company’s stockholders in such “change of control” equals or exceeds $6.50.

The Amendment provides Mr. Dunkerley with severance benefits in the event that Mr. Dunkerley’s employment is terminated (i) by act of the Company other than for cause during the Term, (ii) by Mr. Dunkerley for good reason (including, for these purposes, a “change of control”) during the Term or (iii) upon or after the expiration of the Term, and the Company has not offered Mr. Dunkerley, at least six months prior to the expiration of the Term (or, in the case of the foregoing clause (iii), at least six months prior to the expiration of any term following the expiration of the Term), a new employment agreement on terms comparable in all material respects to the then-effective terms of the Amended Employment Agreement (including new grants of equity comparable in all material respects to those made pursuant to the Amendment).  To the extent Mr. Dunkerley is terminated for any of the foregoing reasons, (i) his cash severance payment will be equal to 3 times the amount of his base salary and bonus payments received during the 12-month period immediately prior to such termination, up to a maximum severance payment of $2,500,000 and (ii) he will be entitled to continued medical and other benefits as described in the Amendment.   In addition, pursuant to the terms of the Amendment, certain fringe benefits to be provided upon termination that were previously provided to Mr. Dunkerley have been discontinued.  Also, in the event any payment to Mr. Dunkerley following a “change of control” results in any excise tax, or any interest or penalties with respect to any such excise tax, pursuant to Internal Revenue Code Sections 280G or 4999, Mr. Dunkerley is entitled to a gross-up payment from the Company equal to the amount of such excise tax and any interest or penalties with respect to such excise tax.

The foregoing description is qualified in its entirety by reference to the Amendment which is attached as Exhibit 10.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

10.1

Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 26, 2007, by and between Mark B. Dunkerley and each of Hawaiian Holdings, Inc. and its wholly owned subsidiary Hawaiian Airlines, Inc., but effective as of November 8, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2007

HAWAIIAN HOLDINGS, INC.

	By:	/s/ Peter Ingram
Name: Peter Ingram
Title: Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

10.1

Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 26, 2007, by and between Mark B. Dunkerley and each of Hawaiian Holdings, Inc. and its wholly owned subsidiary Hawaiian Airlines, Inc., but effective as of November 8, 2007.